WASH★REIT®

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

Q2 2022

CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

July 28, 2022

WashREIT Announces Second Quarter 2022 Results
Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE), a multifamily REIT with properties in the Washington metro area and the Southeast, reported financial and operating results today for the quarter ended June 30, 2022:
Financial Results
•Net loss was $8.9 million, or $0.10 per diluted share
•NAREIT FFO was $15.2 million, or $0.17 per diluted share
•Core FFO was $18.2 million, or $0.21 per diluted share
•Net Operating Income (NOI) was $32.8 million
Operational Highlights
•Same-store multifamily NOI increased by 5.1% compared to the prior year period and continues to build for the second half of 2022
•Effective new Lease Rate Growth was 11.7%, effective renewal Lease Rate Growth was 10.9%, and effective blended Lease Rate Growth was 11.2% during the quarter for our same-store portfolio
•Effective new Lease Rate Growth was 17.7%, effective renewal Lease Rate Growth was 16.3%, and effective blended Lease Rate Growth was 16.9% during the quarter for our Atlanta portfolio
•Effective new Lease Rate Growth continued to increase post quarter end; for July move ins, we have achieved blended effective Lease Rate Growth of 17.0% for our Atlanta portfolio and 11.3% for our same-store portfolio
•Same-store retention increased to 63% compared to 57% in the second quarter of 2021
•Same-store multifamily Average Occupancy increased 70 basis points from the second quarter of 2021 to 95.8%
Transformation Update
•Completed the acquisitions of Alder Park in Smyrna, GA and Marietta Crossing in Marietta, GA for $178 million in aggregate on May 5, 2022, including the assumption of two mortgage notes totaling $76.6 million in the aggregate, each securing one of the properties. We have now deployed the net proceeds from our 2021 commercial portfolio sales in line with our strategy and targeted price range.
Liquidity Position
•Available liquidity was approximately $745 million as of June 30, 2022, consisting of the entire capacity under the Company's $700 million revolving credit facility and cash on hand
•The Company has no scheduled debt maturities until July 2023

Washington Real Estate Investment Trust
"We have completed the deployment of the net proceeds from our commercial asset sales and have entered the third quarter with a low double digit loss-to-lease and a very strong earn-in that should deliver outsized growth through 2023," said Paul T. McDermott, President and CEO. "While the capital markets have been disrupted in connection with the Federal Reserve's response to rising inflation and other macro events, our operating fundamentals remain robust, and we are working on opportunities to continue to grow profitably. We have been, and will continue to be, selective with the assets we acquire, and disciplined with our underwriting. Maintaining this discipline, along with focusing on growth starting with firm initial yield targets, has proven to be prudent as the economic environment shifts. Looking forward, we are positioned for strong same store NOI growth for the rest of 2022 and 2023 and we are confident in our ability to continue our expansion and geographic diversification."

Second Quarter Operating Results
▪Same-store Multifamily NOI - Same-store NOI increased 5.1% compared to the corresponding prior year period driven primarily by higher base rent and lower concessions. Average occupancy for the quarter increased 70 basis points from the prior year period to 95.8%.
▪Same-store Other NOI - Our Other same-store portfolio is comprised of one asset, Watergate 600. Same-store NOI increased by 9.6% compared to the corresponding prior year period due to higher rental and parking income. Watergate 600 was 92.1% occupied and 92.1% leased at quarter end.

"We are slightly lowering and tightening our guidance range by two cents at the midpoint due to a delay in timing of further acquisitions and increased interest costs, including lower capitalized interest and higher interest rates. Neither of these adjustments have changed our outlook for 2023," said Stephen E. Riffee, Executive Vice President and CFO. "Operating trends remain strong and we are raising our same-store multifamily guidance range. Looking forward, we expect growth to accelerate in the second half of the year. The third quarter will be the first quarter of performance that, for the entirety of the quarter, includes the full allocation of the net proceeds from exiting our commercial businesses and the first quarter where substantially all of our multifamily leases have had at least one post-pandemic inflection lease rate increase. We expect same-store multifamily NOI growth in the double digits, on average, for at least the next five quarters and for our Southeast communities to deliver year-over-year growth for the months owned in both 2022 and 2023 that is much higher than our same-store growth."

2022 Guidance

Core FFO for 2022 is expected to range from $0.86 to $0.90 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2022:
Full Year Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is expected to range between 8.5% to 9.5% which represents a 25 basis point increase at the midpoint compared to our prior guidance
•Same-store multifamily and Trove NOI, which was fully delivered and invested by the start of 2021, is now expected to grow between 12.25% and 13.25%
•Non-same-store multifamily NOI is expected to range from $22.0 million to $23.0 million in 2022, which represents a $0.5 million decrease at the midpoint resulting primarily from slightly higher operating and bad debt expenses and lower capitalized costs for development
•We have raised the midpoint of our guidance for Other same-store NOI, which consists solely of Watergate 600, which is now expected to range from $13.25 million to $13.75 million
•Approximately $125 million of additional multifamily acquisitions are expected to be completed in the Southeast during the fourth quarter of 2022, which is higher than the prior targeted acquisition level but later than previously assumed
•Core AFFO payout ratio is expected to be in the mid-70% range

Washington Real Estate Investment Trust

Full Year 2022
Core FFO per diluted share	$0.86 - $0.90
Net Operating Income
Same-store multifamily NOI growth	8.5% - 9.5%
Same-store multifamily and Trove NOI growth	12.25% - 13.25%
Non-same-store multifamily NOI (a)	$22.0 million - $23.0 million
Non-residential NOI (b)	~$0.75 million
Other same-store NOI (c)	$13.25 million - $13.75 million
Transactions
Acquisitions (d)	$125 million
Expenses
Property management expense	$7.5 million - $8.0 million
G&A, net of core adjustments	$25.5 million - $26.5 million
Interest expense	$25.5 million - $26.25 million
Capitalized interest (e)	~$0.3 million
Transformation costs	$10.5 million - $11.5 million

(a) Includes Trove, The Oxford, Assembly Eagles Landing, Carlyle of Sandy Springs, Alder Park, Marietta Crossing, and Riverside Development
(b) Includes revenues and expenses from retail operations at multifamily properties
(c) Other same-store NOI consists of Watergate 600
(d) Anticipated completion in the fourth quarter of 2022. Amount is in addition to acquisitions completed year-to-date. The delay of these future acquisitions, net of carrying costs, has the effect of lowering our prior guidance by approximately one cent per share.
(e) Capitalized interest was $0.3 million year-to-date and is expected to be the same amount for the full year 2022 due to the suspension of development activities at Riverside. The effect of higher interest rates and no longer capitalizing interest reduced our 2022 Core FFO guidance range by approximately one cent per share.

WashREIT's Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control and all of which are subject to change. WashREIT may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

2022 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2022 is as follows:

	Low	High
Net loss per diluted share	$(0.34)	$(0.31)
Real estate depreciation and amortization	1.06	1.06
NAREIT FFO per diluted share	0.72	0.75
Core adjustments	0.14	0.15
Core FFO per diluted share	$0.86	$0.90

Dividends

On July 6, 2022, WashREIT paid a quarterly dividend of $0.17 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.17 per share to be paid on October 5, 2022 to shareholders of record on September 21, 2022.

Washington Real Estate Investment Trust
Conference Call Information

The Second Quarter 2022 Earnings Call is scheduled for Friday, July 29, 2022 at 10:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                545666

The instant replay of the Earnings Call will be available until Friday, August 12, 2022. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                45843

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com. Online playback of the webcast will be available following the Conference Call.

Washington Real Estate Investment Trust
About WashREIT

WashREIT owns approximately 8,900 residential apartment homes in the Washington, DC metro and Southeast regions. WashREIT also owns and operates approximately 300,000 square feet of commercial space in the Washington, DC metro region. We are focused on providing quality housing to under-served, middle-income renters in submarkets poised for strong, sustained demand. With a proven track record in residential repositioning, we are utilizing the experience and research from the Washington, DC metro region to continue to grow as we geographically diversify into Southeastern markets. We are targeting the deepest demand segments in submarkets with the greatest probability of rent growth outperformance, and tailoring our specific investment strategy to best create value.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of residential properties in the Southeastern markets, on the terms anticipated, or at all, and to realize any anticipated benefits, including the performance of any acquired residential properties at the levels anticipated; whether actual NOI for Trove and our recently acquired properties, as well as from properties we expect to acquire during the second six months of 2022, will be consistent with our expected NOI for such properties; the risks associated with ownership of real estate in general and our real estate assets in particular; the economic health of the areas in which our properties are located, particularly with respect to greater Washington, DC metro region and the larger Southeastern region; the risk of failure to enter into and/or complete contemplated acquisitions and dispositions, at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio; fluctuations in interest rates and other risks related to changes in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents; the ultimate duration of the COVID-19 global pandemic, including any mutations thereof, the actions taken to contain the pandemic or mitigate its impact, the direct and indirect economic effects of the pandemic and containment measures, the effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts); compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of stock ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; whether our estimated transformation costs for 2022 will be correct; whether we will realize significant operation benefits from our operating model redesign on the timing contemplated or at all; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2021 Form 10-K filed on February 18, 2022. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2022	2021	2022	2021
Revenue
Real estate rental revenue	$51,380	$41,297	$99,184	$81,904
Expenses
Property operating and maintenance	11,747	9,359	22,312	18,754
Real estate taxes and insurance	6,837	5,385	13,424	10,981
Property management	1,796	1,486	3,546	2,949
General and administrative	7,656	6,325	14,595	11,929
Transformation costs	2,023	3,780	4,246	3,780
Depreciation and amortization	24,039	17,303	46,239	34,290
	54,098	43,638	104,362	82,683
Real estate operating loss	(2,718)	(2,341)	(5,178)	(779)
Other income (expense)
Interest expense	(6,156)	(10,158)	(11,806)	(20,281)
Loss on interest rate derivatives	—	(5,760)	—	(5,760)
Other income	—	1,522	386	2,806
	(6,156)	(14,396)	(11,420)	(23,235)
Loss from continuing operations	(8,874)	(16,737)	(16,598)	(24,014)
Discontinued operations:
Income from operations of properties sold or held for sale	—	9,745	—	15,875
Income from discontinued operations	—	9,745	—	15,875
Net loss	$(8,874)	$(6,992)	$(16,598)	$(8,139)

Loss from continuing operations	$(8,874)	$(16,737)	$(16,598)	$(24,014)
Depreciation and amortization	24,039	17,303	46,239	34,290
Funds from continuing operations	15,165	566	29,641	10,276

Income from discontinued operations	—	9,745	—	15,875
Discontinued operations real estate depreciation and amortization	—	10,248	—	22,904
Funds from discontinued operations	—	19,993	—	38,779

NAREIT funds from operations	$15,165	$20,559	$29,641	$49,055

Tenant improvements and incentives, net of reimbursements	(476)	(1,112)	(1,025)	(573)
Leasing commissions capitalized	—	(1,868)	—	(2,406)
Recurring capital improvements	(1,384)	(1,156)	(2,622)	(2,023)
Straight-line rents, net	(135)	(625)	(325)	(1,173)
Non-cash fair value interest expense	105	—	105	—
Non-real estate depreciation & amortization of debt costs	1,151	1,350	2,359	2,694
Amortization of lease intangibles, net	(209)	195	(381)	572
Amortization and expensing of restricted share and unit compensation	2,159	2,163	4,240	3,827
Adjusted funds from operations	$16,376	$19,506	$31,992	$49,973

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2022	2021	2022	2021
Loss from continuing operations	(Basic)	$(0.10)	$(0.20)	$(0.19)	$(0.29)
	(Diluted)	$(0.10)	$(0.20)	$(0.19)	$(0.29)
Net loss	(Basic)	$(0.10)	$(0.08)	$(0.19)	$(0.10)
	(Diluted)	$(0.10)	$(0.08)	$(0.19)	$(0.10)
NAREIT FFO	(Basic)	$0.17	$0.24	$0.34	$0.58
	(Diluted)	$0.17	$0.24	$0.34	$0.58

Dividends paid		$0.17	$0.30	$0.34	$0.60

Weighted average shares outstanding - basic		87,392	84,461	87,303	84,437
Weighted average shares outstanding - diluted		87,392	84,461	87,303	84,437
Weighted average shares outstanding - diluted (for NAREIT FFO)		87,521	84,519	87,388	84,507

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Land	$373,171	$322,623
Income producing property	1,875,307	1,642,147
	2,248,478	1,964,770
Accumulated depreciation and amortization	(441,105)	(402,560)
Net income producing property	1,807,373	1,562,210
Properties under development or held for future development	31,220	30,631
Total real estate held for investment, net	1,838,593	1,592,841
Cash and cash equivalents	44,787	233,600
Restricted cash	1,984	620
Rents and other receivables	16,644	15,067
Prepaid expenses and other assets	32,865	33,866
Total assets	$1,934,873	$1,875,994

Liabilities
Notes payable, net	$497,135	$496,946
Mortgage notes payable, net	71,576	—
Accounts payable and other liabilities	39,890	40,585
Dividend payable	14,916	14,650
Advance rents	1,821	2,082
Tenant security deposits	5,439	4,669
Total liabilities	630,777	558,932

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 and 100,000 shares authorized; 87,392 and 86,261 shares issued and outstanding, as of June 30, 2022 and December 31, 2021, respectively	874	863
Additional paid in capital	1,727,031	1,697,477
Distributions in excess of net income	(408,882)	(362,494)
Accumulated other comprehensive loss	(15,229)	(19,091)
Total shareholders' equity	1,303,794	1,316,755

Noncontrolling interests in subsidiaries	302	307
Total equity	1,304,096	1,317,062

Total liabilities and equity	$1,934,873	$1,875,994

Washington Real Estate Investment Trust

The following tables contain reconciliations of net loss to NOI for the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2020
Net loss	$(8,874)	$(6,992)	$(16,598)	$(8,139)
Adjustments:
Property management expense	1,796	1,486	3,546	2,949
General and administrative expense	7,656	6,325	14,595	11,929
Transformation costs	2,023	3,780	4,246	3,780
Real estate depreciation and amortization	24,039	17,303	46,239	34,290
Interest expense	6,156	10,158	11,806	20,281
Loss on interest rate derivatives	—	5,760	—	5,760
Other income	—	(1,522)	(386)	(2,806)
Discontinued operations:
Income from operations of properties sold or held for sale	—	(9,745)	—	(15,875)

Total Net Operating Income (NOI)	$32,796	$26,553	$63,448	$52,169

Multifamily NOI:
Same-store portfolio	$23,939	$22,771	$47,534	$44,647
Acquisitions	3,594	—	5,676	—
Development	1,566	477	3,152	732
Non-residential	235	146	405	356
Total	29,334	23,394	56,767	45,735

Other NOI (Watergate 600)	3,462	3,159	6,681	6,434
Total NOI	$32,796	$26,553	$63,448	$52,169

Washington Real Estate Investment Trust

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
Net loss		$(8,874)	$(6,992)	$(16,598)	$(8,139)
Add:
Real estate depreciation and amortization		24,039	17,303	46,239	34,290
Discontinued operations:
Real estate depreciation and amortization		—	10,248	—	22,904
NAREIT funds from operations		15,165	20,559	29,641	49,055
Add:
Structuring expenses		980	—	980	—
Loss on interest rate derivatives		—	5,760	—	5,760
Severance expense		—	—	474	173
Transformation costs		2,023	3,780	4,246	3,780
Core funds from operations		$18,168	$30,099	$35,341	$58,768

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2022	2021	2022	2021
NAREIT FFO	(Basic)	$0.17	$0.24	$0.34	$0.58
	(Diluted)	$0.17	$0.24	$0.34	$0.58
Core FFO	(Basic)	$0.21	$0.35	$0.40	$0.69
	(Diluted)	$0.21	$0.35	$0.40	$0.69

Weighted average shares outstanding - basic		87,392	84,461	87,303	84,437
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		87,521	84,519	87,388	84,507

Washington Real Estate Investment Trust

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses and gain from non-disposal activities and transformation costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) costs related to the acquisition of properties, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. They are the primary performance measures we use to assess the results of our operations at the property level. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straight-lining apartment rent concessions. We believe that each of NOI and Cash NOI is a useful performance measure because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and Cash NOI exclude certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical

Washington Real Estate Investment Trust
cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each NOI and Cash NOI as a supplement to net income, calculated in accordance with GAAP. NOI and Cash NOI do not represent net income or income from continuing operations calculated in accordance with GAAP. As such, neither should be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases and the market rent for vacant homes.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The blended rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Expenditures represent non-accretive building improvements required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard".
Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: "Same-store multifamily" which is comprised of our same-store apartment communities and "Other same-store" which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
June 30, 2022

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Six Months Ended				Three Months Ended
OPERATING RESULTS	June 30, 2022		June 30, 2021		June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021
Revenues
Real estate rental revenue	$99,184		$81,904		$51,380		$47,804		$44,748		$42,499		$41,297
Expenses
Property operating and maintenance	(22,312)		(18,754)		(11,747)		(10,565)		(10,086)		(9,901)		(9,359)
Real estate taxes and insurance	(13,424)		(10,981)		(6,837)		(6,587)		(5,516)		(5,544)		(5,385)
Property management	(3,546)		(2,949)		(1,796)		(1,750)		(1,685)		(1,499)		(1,486)
General and administrative	(14,595)		(11,929)		(7,656)		(6,939)		(7,700)		(7,909)		(6,325)
Transformation costs	(4,246)		(3,780)		(2,023)		(2,223)		(1,839)		(1,016)		(3,780)
Depreciation and amortization	(46,239)		(34,290)		(24,039)		(22,200)		(20,114)		(18,252)		(17,303)
	(104,362)		(82,683)		(54,098)		(50,264)		(46,940)		(44,121)		(43,638)
Real estate operating loss	(5,178)		(779)		(2,718)		(2,460)		(2,192)		(1,622)		(2,341)
Other income (expense)
Interest expense	(11,806)		(20,281)		(6,156)		(5,650)		(5,676)		(8,106)		(10,158)
Loss on interest rate derivatives	—		(5,760)		—		—		—		(106)		(5,760)
Loss on extinguishment of debt	—		—		—		—		—		(12,727)		—
Other income	386		2,806		—		386		1,072		231		1,522
Loss from continuing operations	(16,598)		(24,014)		(8,874)		(7,724)		(6,796)		(22,330)		(16,737)
Discontinued operations:
Income from operations of properties sold or held for sale	—		15,875		—		—		—		7,208		9,745
Gain on sale of real estate, net	—		—		—		—		—		46,441		—
Income from discontinued operations	—		15,875		—		—		—		53,649		9,745
Net (loss) income	$(16,598)		$(8,139)		$(8,874)		$(7,724)		$(6,796)		$31,319		$(6,992)
Per Share Data:
Net (loss) income	$(0.19)		$(0.10)		$(0.10)		$(0.09)		$(0.08)		$0.37		$(0.08)
Fully diluted weighted average shares outstanding	87,303		84,437		87,392		87,214		84,804		84,496		84,461
Percentage of Revenues:
General and administrative expenses	14.7%		14.6%		14.9%		14.5%		17.2%		18.6%		15.3%
Net (loss) income	(16.7)%		(9.9)%		(17.3)%		(16.2)%		(15.2)%		73.7%		(16.9)%
Ratios:
Adjusted EBITDA / Interest expense	4.0	x	3.9	x	4.0	x	4.1	x	3.6	x	3.1	x	4.0	x

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Assets
Land	$373,171	$340,046	$322,623	$306,507	$301,709
Income producing property	1,875,307	1,733,326	1,642,147	1,544,217	1,490,975
	2,248,478	2,073,372	1,964,770	1,850,724	1,792,684
Accumulated depreciation and amortization	(441,105)	(421,663)	(402,560)	(384,392)	(367,519)
Net income producing property	1,807,373	1,651,709	1,562,210	1,466,332	1,425,165
Properties under development or held for future development	31,220	31,157	30,631	30,254	30,065
Total real estate held for investment, net	1,838,593	1,682,866	1,592,841	1,496,586	1,455,230
Investment in real estate held for sale, net	—	—	—	—	779,121
Cash and cash equivalents	44,787	139,711	233,600	307,797	5,435
Restricted cash	1,984	636	620	605	595
Rents and other receivables	16,644	16,120	15,067	14,713	15,079
Prepaid expenses and other assets	32,865	37,391	33,866	33,109	28,297
Other assets related to properties sold or held for sale	—	—	—	—	84,648
Total assets	$1,934,873	$1,876,724	$1,875,994	$1,852,810	$2,368,405
Liabilities
Notes payable, net	$497,135	$497,093	$496,946	$496,823	$945,905
Mortgage notes payable, net	71,576	—	—	—	—
Line of credit	—	—	—	—	43,000
Accounts payable and other liabilities	39,890	33,184	40,585	38,864	47,897
Dividend payable	14,916	14,924	14,650	14,440	25,474
Advance rents	1,821	1,463	2,082	1,747	1,572
Tenant security deposits	5,439	4,817	4,669	4,480	4,374
Other liabilities related to properties sold or held for sale	—	—	—	—	23,748
Total liabilities	630,777	551,481	558,932	556,354	1,091,970
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	874	874	863	846	846
Additional paid-in capital	1,727,031	1,725,828	1,697,477	1,656,821	1,654,409
Distributions in excess of net income	(408,882)	(385,108)	(362,494)	(341,052)	(357,934)
Accumulated other comprehensive loss	(15,229)	(16,656)	(19,091)	(20,468)	(21,200)
Total shareholders' equity	1,303,794	1,324,938	1,316,755	1,296,147	1,276,121
Noncontrolling interests in subsidiaries	302	305	307	309	314
Total equity	1,304,096	1,325,243	1,317,062	1,296,456	1,276,435
Total liabilities and equity	$1,934,873	$1,876,724	$1,875,994	$1,852,810	$2,368,405

Funds from Operations (In thousands, except per share data) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Funds from operations (FFO) (1)
Net (loss) income	$(16,598)	$(8,139)	$(8,874)	$(7,724)	$(6,796)	$31,319	$(6,992)
Real estate depreciation and amortization	46,239	34,290	24,039	22,200	20,114	18,252	17,303
Discontinued operations:
Gain on sale of depreciable real estate, net	—	—	—	—	—	(46,441)	—
Real estate depreciation and amortization	—	22,904	—	—	—	—	10,248
NAREIT funds from operations (FFO)	29,641	49,055	15,165	14,476	13,318	3,130	20,559
Loss on extinguishment of debt	—	—	—	—	—	12,727	—
Loss on interest rate derivatives	—	5,760	—	—	—	106	5,760
Severance expense	474	173	—	474	—	—	—
Transformation costs	4,246	3,780	2,023	2,223	1,839	1,016	3,780
Insurance gain	—	—	—	—	(1,026)	—	—
Structuring expenses	980	—	980	—	—	—	—
Core FFO (1)	35,341	58,768	18,168	17,173	14,131	16,979	30,099

Allocation to participating securities (2)	(123)	(276)	(51)	(72)	(44)	(73)	(137)

NAREIT FFO per share - basic	$0.34	$0.58	$0.17	$0.17	$0.16	$0.04	$0.24
NAREIT FFO per share - fully diluted	$0.34	$0.58	$0.17	$0.17	$0.16	$0.04	$0.24

Core FFO per share - fully diluted	$0.40	$0.69	$0.21	$0.20	$0.17	$0.20	$0.35

Common dividend per share	$0.34	$0.60	$0.17	$0.17	$0.17	$0.17	$0.30

Average shares - basic	87,303	84,437	87,392	87,214	84,804	84,496	84,461
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,388	84,507	87,521	87,253	84,911	84,586	84,519
______________________________
(1) See "Definitions" on page 11 for the definitions of NAREIT FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Adjusted Funds from Operations (In thousands, except per share data) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Adjusted funds from operations (AFFO) (1)
NAREIT FFO	$29,641	$49,055	$15,165	$14,476	$13,318	$3,130	$20,559
Non-cash loss on extinguishment of debt	—	—	—	—	—	833	—
Tenant improvements and incentives, net of reimbursements	(1,025)	(573)	(476)	(549)	(642)	(331)	(1,112)
Leasing commissions capitalized	—	(2,406)	—	—	(24)	(378)	(1,868)
Recurring capital improvements	(2,622)	(2,023)	(1,384)	(1,238)	(1,366)	(1,485)	(1,156)
Straight-line rent, net	(325)	(1,173)	(135)	(190)	(218)	(347)	(625)
Non-cash fair value interest expense	105	—	105	—	—	—	—
Non-real estate depreciation and amortization of debt costs	2,359	2,694	1,151	1,208	1,241	1,330	1,350
Amortization of lease intangibles, net	(381)	572	(209)	(172)	(172)	(32)	195
Amortization and expensing of restricted share and unit compensation (2)	4,240	3,827	2,159	2,081	2,075	2,651	2,163
AFFO	31,992	49,973	16,376	15,616	14,212	5,371	19,506
Cash loss on extinguishment of debt	—	—	—	—	—	11,894	—
Loss on interest rate derivatives	—	5,760	—	—	—	106	5,760
Non-share-based severance expense	202	103	—	202	—	—	—
Structuring expenses	980	—	980	—	—	—	—
Transformation costs (3)	3,938	3,703	1,776	2,162	1,802	674	3,703
Insurance gain	—	—	—	—	(1,026)	—	—
Core AFFO (1)	$37,112	$59,539	$19,132	$17,980	$14,988	$18,045	$28,969
______________________________
(1) See "Definitions" on page 11 for the definitions of AFFO and Core AFFO
(2) Includes share award modifications related to transformation costs
(3) Excludes share award modifications related to transformation costs

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of 6/30/2022	Six Months Ended		Three Months Ended
		June 30, 2022	June 30, 2021	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Rental and other property revenues
Same-store (1)	6,658	$73,931	$70,233	$37,198	$36,733	$35,660	$35,408	$35,321
Acquisitions (2)	1,809	10,568	—	6,643	3,925	1,774	488	—
Development (3)	401	4,931	2,306	2,500	2,431	2,223	1,846	1,330
Non-residential (4)	N/A	550	490	305	245	233	304	211
Total rental and other property revenues	8,868	89,980	73,029	46,646	43,334	39,890	38,046	36,862

Property operating expenses
Same-store		26,397	25,586	13,259	13,138	12,523	13,003	12,550
Acquisitions		4,892	—	3,049	1,843	653	212	—
Development		1,779	1,574	934	845	838	846	853
Non-residential		145	134	70	75	73	85	65
Total property operating expenses		33,213	27,294	17,312	15,901	14,087	14,146	13,468

Net Operating Income (NOI)
Same-store		47,534	44,647	23,939	23,595	23,137	22,405	22,771
Acquisitions		5,676	—	3,594	2,082	1,121	276	—
Development		3,152	732	1,566	1,586	1,385	1,000	477
Non-residential		405	356	235	170	160	219	146
Total NOI		$56,767	$45,735	$29,334	$27,433	$25,803	$23,900	$23,394

Same-store metrics
Operating margin		64%	64%	64%	64%	65%	63%	64%
Retention		66%	54%	63%	71%	72%	60%	57%

Same-store effective lease rate growth
New		11.1%	(11.0)%	11.7%	10.0%	8.7%	3.2%	(8.1)%
Renewal		10.2%	2.8%	10.9%	9.2%	8.2%	5.1%	3.5%
Blended		10.6%	(4.0)%	11.2%	9.5%	8.4%	4.3%	(2.1)%
______________________________
(1)     Includes properties that were owned for the entirety of the years being compared, and excludes properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared.
(2)    Includes properties that were acquired during one of the years presented. An acquired property is categorized as same-store when it has been owned for the entirety of the years being compared.
(3)    Includes properties for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared.
(4)     Includes revenues and expenses from retail operations at multifamily properties.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q2 2022	Q2 2021	% Chg	Q2 2022	Q2 2021	% Chg	Q2 2022	Q2 2021	% Chg	Q2 2022	Q2 2021	% Chg	Q2 2022	Q2 2021	% Chg
Virginia	5,138	$29,112	$27,507	5.8%	$10,292	$9,568	7.6%	$18,820	$17,939	4.9%	95.7%	95.3%	0.4%	$1,789	$1,657	8.0%
DC / Maryland	1,520	8,086	7,814	3.5%	2,967	2,982	(0.5)%	5,119	4,832	5.9%	96.4%	94.3%	2.1%	1,756	1,685	4.2%
DC Metro Total	6,658	$37,198	$35,321	5.3%	$13,259	$12,550	5.6%	$23,939	$22,771	5.1%	95.8%	95.1%	0.7%	$1,781	$1,664	7.0%

Sequential Comparison	Apt Homes	Q2 2022	Q1 2022	% Chg	Q2 2022	Q1 2022	% Chg	Q2 2022	Q1 2022	% Chg	Q2 2022	Q1 2022	% Chg	Q2 2022	Q1 2022	% Chg
Virginia	5,138	$29,112	$28,678	1.5%	$10,292	$10,184	1.1%	$18,820	$18,494	1.8%	95.7%	95.7%	—%	$1,789	$1,738	2.9%
DC / Maryland	1,520	8,086	8,055	0.4%	2,967	2,954	0.4%	5,119	5,101	0.4%	96.4%	96.1%	0.3%	1,756	1,719	2.2%
DC Metro Total	6,658	$37,198	$36,733	1.3%	$13,259	$13,138	0.9%	$23,939	$23,595	1.5%	95.8%	95.8%	—%	$1,781	$1,734	2.7%

Year-to-Date Comparison	Apt Homes	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg
Virginia	5,138	$57,790	$54,816	5.4%	$20,476	$19,665	4.1%	$37,314	$35,151	6.2%	95.7%	95.1%	0.6%	$1,763	$1,665	5.9%
DC / Maryland	1,520	16,141	15,417	4.7%	5,921	5,921	—%	10,220	9,496	7.6%	96.2%	93.2%	3.0%	1,738	1,699	2.3%
DC Metro Total	6,658	$73,931	$70,233	5.3%	$26,397	$25,586	3.2%	$47,534	$44,647	6.5%	95.8%	94.7%	1.1%	$1,758	$1,673	5.1%

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q2 2022	Q2 2021	$ Change	% Change	% of Q2 2022 Total
Controllable (1)	$6,744	$6,586	$158	2.4%	50.9%
Non-Controllable (2)	6,515	5,964	551	9.2%	49.1%
Total same-store operating expenses	$13,259	$12,550	$709	5.6%	100.0%

Sequential Comparison	Q2 2022	Q1 2022	$ Change	% Change	% of Q2 2022 Total
Controllable	$6,744	$6,336	$408	6.4%	50.9%
Non-Controllable	6,515	6,802	(287)	(4.2)%	49.1%
Total same-store operating expenses	$13,259	$13,138	$121	0.9%	100.0%

Year-to-Date Comparison	YTD 2022	YTD 2021	$ Change	% Change	% of YTD 2022 Total
Controllable	$13,080	$13,009	$71	0.5%	49.6%
Non-Controllable	13,317	12,577	740	5.9%	50.4%
Total same-store operating expenses	$26,397	$25,586	$811	3.2%	100.0%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Utilities, Insurance and Real Estate Taxes

Acquisition and Disposition Summary (Dollars in thousands)

Acquisitions
	Location	Acquisition Date	Number of Homes	Ending Occupancy (As of June 30, 2022)	Contract Purchase Price
Carlyle of Sandy Springs	Sandy Springs, GA	February 1, 2022	389	94.3%	$105,586
Alder Park	Smyrna, GA	May 5, 2022	270	95.9%	69,750
Marietta Crossing	Marietta, GA	May 5, 2022	420	91.2%	107,900
		Total 2022	1,079		$283,236

The Oxford	Conyers, GA	August 10, 2021	240	95.0%	$48,000
Assembly Eagles Landing (1)	Stockbridge, GA	November 19, 2021	490	95.7%	106,000
		Total 2021	730		$154,000

Dispositions
	Location	Disposition Date	Square Feet	Contract Sales Price (in thousands)	GAAP (Loss) Gain on Sale
Office Portfolio (2)	VA, DC	July 26, 2021	2,370,000	$766,000	$(11,220)
Retail Portfolio (3)	VA, DC, MD	September 22, 2021	693,000	168,314	57,661
		Total 2021	3,063,000	$934,314	$46,441
______________________________
(1)    Reflects the acquisitions of 860 South and 900 Dwell in Henry County, Georgia.
(2)    Office Portfolio consists of twelve office properties: 1901 Pennsylvania Avenue, 515 King Street, 1220 19th Street, 1600 Wilson Boulevard, Silverline Center, Courthouse Square, 2000 M Street, 1140 Connecticut Avenue, Army Navy Club, 1775 Eye Street, Fairgate at Ballston and Arlington Tower.
(3)    Retail Portfolio consists of eight retail properties: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

Multifamily Communities
June 30, 2022

Property	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy (1)	Ending Occupancy	% of Total Portfolio NOI (1)
Virginia
Assembly Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	95.7%	94.0%	6%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.8%	95.3%	4%
Clayborne	Alexandria, VA	74	A-	N/A	2008	95.8%	97.3%	1%
Riverside Apartments	Alexandria, VA	1,222	B Value-Add	2016	1971	95.1%	94.2%	13%
Bennett Park	Arlington, VA	224	A-	N/A	2007	96.9%	97.8%	4%
Park Adams	Arlington, VA	200	B	1969	1959	96.8%	96.5%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	96.0%	96.3%	2%
The Paramount	Arlington, VA	135	B	2013	1984	96.0%	97.0%	2%
The Wellington	Arlington, VA	711	B Value-Add	2015	1960	95.5%	96.9%	7%
Roosevelt Towers	Falls Church, VA	191	B	1965	1964	95.4%	96.3%	2%
Assembly Dulles	Herndon, VA	328	B Value-Add	2019	2000	95.3%	93.9%	4%
Assembly Herndon	Herndon, VA	283	B Value-Add	2019	1991	96.3%	95.8%	3%
Assembly Leesburg	Leesburg, VA	134	B	2019	1986	96.8%	96.3%	2%
Assembly Manassas	Manassas, VA	408	B Value-Add	2019	1986	96.0%	95.3%	4%
The Ashby at McLean	McLean, VA	256	B	1996	1982	95.2%	96.1%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	96.3%	97.1%	3%
Kenmore Apartments	Washington, DC	374	B Value-Add	2008	1948	95.7%	95.7%	3%
Yale West	Washington, DC	216	A-	2014	2011	95.7%	95.4%	3%
Maryland
Bethesda Hill Apartments	Bethesda, MD	195	B	1997	1986	95.9%	95.4%	3%
Assembly Watkins Mill	Gaithersburg, MD	210	B	2019	1975	97.3%	96.7%	2%
Assembly Germantown	Germantown, MD	218	B Value-Add	2019	1990	96.8%	97.7%	2%
Total same-store communities		6,658				95.8%	95.6%	76%
______________________________
(1)     For the six months ended June 30, 2022.

Multifamily Communities (Continued)
June 30, 2022

Property	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy (1)	Ending Occupancy	% of Total Portfolio NOI (1)
Virginia
Trove	Arlington, VA	401	A	N/A	2020	95.2%	95.0%	5%
Georgia
The Oxford	Conyers, GA	240	B	2021	1999	94.5%	95.0%	1%
Marietta Crossing	Marietta, GA	420	B Value-Add	2022	1975	91.8%	91.2%	1%
Carlyle of Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	94.7%	94.3%	2%
Alder Park	Smyrna, GA	270	B Value-Add	2022	1982	91.9%	95.9%	1%
Assembly Eagles Landing	Stockbridge, GA	490	B	2021	2000	94.9%	95.7%	3%
Total non same-store communities		2,210				94.5%	94.4%	13%
Total multifamily communities		8,868				95.5%	95.3%	89%
______________________________
(1)     For the six months ended June 30, 2022.

Office Property
June 30, 2022

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased % (1)	Ending Occupancy (1)	% of Total Portfolio NOI (2)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	92.1%	92.1%	11%
______________________________
(1)     The leased and occupied square footage includes short-term lease agreements.
(2)     For the six months ended June 30, 2022.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Adjusted EBITDA (1)

Net (loss) income	$(16,598)	$(8,139)	$(8,874)	$(7,724)	$(6,796)	$31,319	$(6,992)
Add/(deduct):
Interest expense	11,806	20,281	6,156	5,650	5,676	8,106	10,158
Real estate depreciation and amortization	46,239	57,194	24,039	22,200	20,114	18,252	27,551
Income tax expense	—	—	—	—	526	—	—
Non-real estate depreciation	455	467	248	207	239	234	234
Severance expense	474	173	—	474	—	—	—
Transformation costs	4,246	3,780	2,023	2,223	1,839	1,016	3,780
Structuring expenses	980	—	980	—	—	—	—
Gain on sale of depreciable real estate, net	—	—	—	—	—	(46,441)	—
Loss on extinguishment of debt	—	—	—	—	—	12,727	—
Loss on interest rate derivatives	—	5,760	—	—	—	106	5,760
Insurance gain	—	—	—	—	(1,026)	—	—
Adjusted EBITDA	$47,602	$79,516	$24,572	$23,030	$20,572	$25,319	$40,491
______________________________
(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities and transformation costs. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis (Dollars in thousands)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Balances Outstanding

Secured
Mortgage note payable, net (1)	$71,576	$—	$—	$—	$—
Unsecured
Fixed rate bonds	$397,236	$397,147	$397,058	$396,993	$696,387
Term loan	99,900	99,946	99,888	99,830	249,518
Credit facility	—	—	—	—	43,000
Total	$568,712	$497,093	$496,946	$496,823	$988,905

Weighted Average Interest Rates

Secured
Mortgage note payable, net	4.3%	—%	—%	—%	—%
Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.3%
Term loan (2)	2.3%	2.3%	2.3%	2.3%	2.9%
Credit facility	—%	—%	—%	—%	1.1%
Weighted Average	4.1%	4.1%	4.1%	4.1%	3.8%
______________________________
(1) WashREIT assumed mortgages of $42.8 million and $33.7 million in the acquisitions of Marietta Crossing and Alder Park, respectively, during the second quarter of 2022. The mortgages mature on May 1, 2030.

(2) WashREIT has entered into an interest rate swap to effectively fix the floating interest rate on its total $100.0 million aggregate principal of its term loan outstanding as of June 30, 2022 (see page 27).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 27).

Long Term Debt Maturities (in thousands, except average interest rates)
June 30, 2022

	Future Maturities of Debt
Year	Secured Debt		Unsecured Debt		Credit Facility	Total Debt	Avg Interest Rate
2022	$—		$—		$—	$—	—%
2023	—		100,000	(2)	—	100,000	2.3%
2024	—		—		—	—	—%
2025	—		—		—	—	—%
2026	—		—		—	—	—%
Thereafter	76,554	(1)	400,000		—	476,554	4.5%
Scheduled principal payments	$76,554		$500,000		$—	$576,554	4.1%
Net discounts/premiums	(4,936)		(127)		—	(5,063)
Loan costs, net of amortization	(42)		(2,738)		—	(2,780)
Total maturities	$71,576		$497,135		$—	$568,711	4.1%
Weighted average maturity = 6.9 years
______________________________
(1)    WashREIT assumed mortgages of $42.8 million and $33.7 million in the acquisitions of Marietta Crossing and Alder Park, respectively, during the second quarter of 2022. The mortgages mature on May 1, 2030.
(2)    WashREIT entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rates are fixed through the term loan maturity of July 2023.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended June 30, 2022	Covenant	Quarter Ended June 30, 2022	Covenant	Quarter Ended June 30, 2022	Covenant
% of Total Indebtedness to Total Assets(1)	28.1%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.2	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	3.5%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.7	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	22.2%	≤ 60.0%	22.2%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.49	≥ 1.50	4.49	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	3.0%	≤ 40.0%	3.0%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	20.7%	≤ 60.0%	20.7%	≤ 60.0%
______________________________
(1)    Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.
(2)    Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.
(3)    Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.
(4)    Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.
(5)    Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6)    Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021
Market Data

Shares Outstanding			87,392		87,414		86,261		84,628		84,590
Market Price per Share			$21.31		$25.50		$25.85		$24.75		$23.00
Equity Market Capitalization			$1,862,324		$2,229,057		$2,229,847		$2,094,543		$1,945,570

Total Debt			$568,712		$497,093		$496,946		$496,823		$988,905
Total Market Capitalization			$2,431,036		$2,726,150		$2,726,793		$2,591,366		$2,934,475

Total Debt to Market Capitalization			0.23	:1	0.18	:1	0.18	:1	0.19	:1	0.34	:1

Earnings to Fixed Charges(1)			-0.4x		-0.4x		-0.2x		-1.7x		-0.6x
Debt Service Coverage Ratio(2)			4.0x		4.1x		3.6x		3.1x		4.0x

Dividend Data	Six Months Ended		Three Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021
Total Dividends Declared	$29,790	$50,935	$14,900		$14,890		$14,646		$14,437		$25,473
Common Dividend Declared per Share	$0.34	$0.60	$0.17		$0.17		$0.17		$0.17		$0.30
Payout Ratio (Core FFO basis)	85.0%	87.0%	81.0%		85.0%		100.0%		85.0%		85.7%
Payout Ratio (Core AFFO basis)	81.0%	85.7%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes loss on extinguishment of debt of $12.7 million for the three months ended September 30, 2021 and loss on interest rate derivatives of $5.8 million for the three months ended June 30, 2021.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 25) by interest expense and principal amortization.